Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

This Seventh Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of July 24, 2018 (the “Execution Date”) by and between PACIFICA ENCINITAS BEACH, LLC, a California limited liability company, PACIFICA REAL ESTATE V, LLC, a California limited company, SR32 SAN DIEGO PORTFOLIO, LLC, a California limited liability company, FORCE FRANKLIN I. L.P., a California limited partnership, FORCE 10580, LLC, a California limited liability company, and ARKA MIRAMAR II, L.P., a California limited partnership (collectively, “Lessor”), and ONE STOP SYSTEMS, INC., a Delaware corporation (“Lessee”), with reference to the following facts:

Recitals

A.    Lessor and Lessee are the parties to that certain written lease which is comprised of the following (collectively, the “Existing Lease”): that certain written Standard Industrial/ Commercial Multi-Tenant Lease – Net, dated as of October 21, 2004 (the “Original Lease”) entered into by and between Lessor’s predecessor-in-interest (David Wen) and Lessee’s predecessor-in-interest (One Stop Systems, Inc., a California corporation) (which superseded a prior lease dated October 20, 2004 entered into by and between Lessor’s earliest predecessor-in-interest (JJB Real Estate Enterprises, LLC) and One Stop Systems, Inc., a California corporation), as amended by that certain Amendment #1 dated as of October 6, 2008 (“Amendment #1”), as further amended by that certain Amendment #2 dated as of November 4, 2008 (“Amendment #2”), as further amended by that certain Amendment #3 dated as of August 8, 2009 (“Amendment #3”), as further amended by that certain Amendment #4 dated as of August 18, 2011 (“Amendment #4”), as further amendment by that certain Amendment #5 dated as of October 3, 2013 (“Amendment #5”), and as further amended by that certain Sixth Amendment to Lease dated as of August 30, 2017 (“Sixth Amendment”) for certain premises described therein consisting of approximately 17,911 rentable square feet, and commonly known as Suites 100, 110, 120 and 130 (and including a second story area known as Suite 200) (collectively, the “Existing Premises”) of the building located at 2235 Enterprise Street, Escondido, California (the “Building”), as more particularly described in the Existing Lease.

B.    Lessor and Lessee desire to provide for (i) the lease to the Lessee of the Expansion Premises (defined below) for the term specified herein; (ii) the further extension of the term for the Existing Premises; and (iii) other amendments of the Existing Lease as more particularly set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise; provided, however, that the term “Lease” as used herein and, from and after the Execution Date, in the Existing Lease shall refer to the Existing Lease as modified by this Amendment.

2.    Common Area Operating Expenses. Notwithstanding any provision to the contrary in the Existing Lease (including, but not limited to, Paragraph 4 of Amendment #5), Lessee shall pay Lessee’s Share of Common Area Operating Expenses pursuant to the terms of Paragraph 4.2 of the Original Lease commencing on September 1, 2018 and continuing through the remainder of the Term, as extended herein. The Lessee’s Share for the Existing Premises is thirty-eight and 25/100 percent (38.25%). Common Area Operating Expenses are currently estimated to be $0.31 per rentable square foot per month. Lessee understands that this is an estimate only and the actual amount may vary from the estimate.

3.    Extension of Term. Lessor and Lessee acknowledge and agree that, notwithstanding any provisions of the Existing Lease to the contrary, the current Term pursuant to the Existing Lease will expire on August 31, 2018, and that the Term of the Lease of the Existing Premises is hereby further extended for the period of seventy two (72) months (the “Extended Term”) commencing on September 1, 2018 (the “Extension Commencement Date”) and expiring August 31, 2024 (hereafter, the “Termination Date”), unless sooner terminated pursuant to the terms of the Lease. This extension is with respect to the entire Premises. This extension is further conditioned upon and subject to the same conditions, terms, covenants and agreements contained in the Existing Lease except as otherwise provided in this Amendment. Lessor and Lessee acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the current Term, whether or not in accordance with any other provisions, if any, of the Existing Lease regarding renewal or extension, and any such provisions, options or rights for renewal or extension provided in the Existing Lease are hereby deleted as of the Execution Date.

4.    Base Rent for Existing Premises. Lessee shall continue to pay monthly Base Rent with respect to the Existing Premises in the amount set forth in the Existing Lease up to and including the day immediately prior to the Extension Commencement Date. Effective on and after the Extension Commencement Date, the amount of monthly Base Rent due and payable by Lessee for the Existing Premises shall be as follows:

Period from/to	Monthly Base Rent
September 1, 2018 – August 31, 2019	$17,015.45
September 1, 2019 – August 31, 2020	$17,525.91
September 1, 2020 – August 31, 2021	$18,051.69
September 1, 2021 – August 31, 2022	$18,593.24
September 1, 2022 – August 31, 2023	$19,151.04
September 1, 2023 – August 31, 2024	$19,725.57

Notwithstanding anything in this Amendment to the contrary, for so long as Lessee is not in Breach under the terms of the Lease, the Base Rent payable for the Existing Premises as scheduled above shall be fully abated for the first full calendar month of the Extended Term (September 2018). Lessee shall continue to pay Lessee’s Share of Common Area Operating Expenses during such abatement period.

The abatement set forth in this section shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of the Original Lease.

5.    Lease of Expansion Premises.

(a)    Lease; Definition of Expansion Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Expansion Premises (defined below) upon and subject to all of the terms, covenants and conditions of the Existing Lease except as expressly provided herein. The “Expansion Premises” is Suite 140 and 150 of the Building as shown on Exhibit A hereto. Lessor and Lessee hereby agree that Expansion Premises is conclusively presumed to be 6,121 rentable square feet in the aggregate (based on BOMA Standard Method of Measuring Floor Area in Industrial Buildings (ANSI Z65.2-2012) Drip Line-Method B). From and after the Expansion Premises Commencement Date (defined below), the term “Premises” shall mean the Expansion Premises and the Existing Premises, except as otherwise provided herein.

(b)    Commencement; Term; Early Possession. Notwithstanding any provision of the Existing Lease to the contrary, the following provisions shall govern the Expansion Premises;

(1)     Commencement Date; Term. Effective as of the Expansion Premises Commencement Date (defined below), the Expansion Premises shall be a part of the Premises and shall be subject to, and Lessee shall observe and perform, all the conditions and covenants applicable to Lessee under this Lease. The “Expansion Premises Commencement Date” (also referred to as the “EPCD”) shall mean the earlier of (a) Substantial Completion of the Initial Lessee Improvement Work (as such terms are defined in Section 5(c)(2) below) and (b) February 1, 2019. On and after the EPCD, Lessee shall pay Base Rent and Lessee’s Share of Common Area Operating Expenses with respect to the Expansion Premises, as set forth in this Section 5. The Term of this Lease of the Expansion Premises (“Expansion Premises Term”) shall continue until the Termination Date. In the event the EPCD occurs on a date other than the first day of a calendar month, the Base Rent and Lessee’s Share of Common Area Operating Expenses for the Expansion Premises for such month shall be prorated for the remaining number of days (including the EPCD) in the calendar month in which the EPCD occurs. Within thirty (30) days after the EPCD, Lessee and Lessor shall enter into a memorandum (the form of which is attached as Exhibit B hereto) confirming the actual EPCD and the Base Rent schedule. If Lessee fails to enter into such memorandum, then the EPCD and NPED shall be the dates designated by Lessor in such memorandum.

(2)    Early Possession and Delayed Delivery. Upon the current lessee’s vacation of the Expansion Premises and subject to Lessee’s delivery of the additional Security Deposit, prepaid rent and updated certificates of insurance covering the Expansion Premises, Lessee shall be granted early possession of the Expansion Premises (the date the Lessor delivers possession of the Expansion Premises being the “Early Possession Date”) in order to allow Lessee to begin its Initial Lessee Improvement Work (defined below). Early possession shall be without payment of Base Rent or Lessee’s Share of Common Area Operating Expenses for the Expansion Premises, but all other terms of the Lease, including Lessee’s indemnification obligations, insurance obligations and maintenance obligations shall be in effect during such period. For the avoidance of doubt, Lessor and Lessee acknowledge and agree that the Expansion Premises are currently occupied by Christian Audio, LLC, which will be relocating to another premises in the Project. The Early Possession Date is estimated to be September 25, 2018. If the Early Possession Date has not occurred by October 1, 2018 due the failure of Christian Audio, LLC to vacate the

Expansion Premises, Lessor shall not be subject to any liability for failure to deliver possession to Lessee, however, the EPCD will be deferred one (1) day for each day Lessor has not delivered possession of the Expansion Premises after October 1, 2018.

(c)    Condition of the Expansion Premises, Alterations by Lessee.

(1)     AS-IS Condition. Lessor shall deliver the Expansion Space to Lessee in is “AS IS” condition, broom clean and free of debris, with the existing interior improvements in place, subject only to the warranties set forth in Paragraph 2 of the Original Lease. Except to the extent of the Allowance described below, Lessor shall have no obligation to pay for or construct any additional improvements.

(2)    Initial Lessee Improvements. Lessee shall be allowed to construct and install certain initial improvements to the Premises as necessary to conduct its business (the “Initial Lessee Improvements”), consisting of Utility Installations and Alterations, as are approved in writing by Lessor (which approval will not be unreasonably withheld, conditioned or delayed) and subject to all of the requirements and conditions of Paragraph 7.3 of the Lease (such construction and installation is sometimes referred to as the “Initial Lessee Improvement Work”). Lessee shall hire and contract with all architects, engineers and contractors as are necessary to perform the Initial Lessee Improvement Work. To the extent that the actual cost of the Initial Lessee Improvement Work exceeds the Allowance set forth below, Lessee shall pay any such excess cost. Should the Lessee’s specific use or the Initial Lessee Improvements trigger any governmental compliance requirements (including but not limited to requirements to comply with the Americans with Disabilities Act), Lessee shall be solely responsible for the costs associated with satisfying such requirements. As soon as practicable following the full execution of the Amendment, the Lessee shall provide a complete description of the Initial Lessee Improvements, including a description of finishes, to Lessor for Lessor’s approval. In the event Lessor disapproves of the Initial Lessee Improvements, Lessor shall provide notice to Lessee of such disapproval with a reasonably detailed description of the grounds for such disapproval no later than five (5) business days following Lessor’s receipt of the description of the Initial Lessee Improvements. In the event Lessor disapproves of such Initial Lessee Improvements, Lessee shall correct any deficiencies and resubmit the drawings to Lessor for approval. The procedure set forth herein shall be repeated until Lessor approves of the Initial Lessee Improvements. Notwithstanding the foregoing, failure of Lessor to respond within any such five (5) business day period shall be deemed to be Lessor’s approval. After receiving Lessor’s approval and after Lessor has delivered possession of the Expansion Premises to Lessee, Lessee shall proceed with the Initial Lessee Improvement Work expeditiously, continuously, and efficiently to completion. “Substantial Completion” of the Initial Lessee Improvements shall be mean the completion of the Initial Lessee Improvement Work pursuant to any approved plans and receipt of all necessary governmental approvals for legal occupancy of the Expansion Premises, notwithstanding that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Lessee’s use of the Expansion Premises remain to be performed (items normally referred to as punch list items).

(d)    Base Rent for Expansion Premises. In addition to the Base Rent due with respect to the Existing Premises, Lessee shall pay Base Rent for the Expansion Premises, which shall be payable at the time and in the manner required for Base Rent in the Existing Lease. The amount of Base Rent due and payable by Lessee for the Expansion Premises on the EPCD and monthly thereafter through the Termination Date of the Expansion Premises Term shall be as follows:

Period from/to	Monthly Base Rent
EPCD – August 31, 2019	$5,814.95
September 1, 2019 – August 31, 2020	$5,989.40
September 1, 2020 – August 31, 2021	$6,169.08
September 1, 2021 – August 31, 2022	$6,354.15
September 1, 2022 – August 31, 2023	$6,544.78
September 1, 2023 – August 31, 2024	$6,741.12

Lessee shall prepay Lessor the first month’s Base Rent for the Expansion Premises upon execution of this Amendment. For so long as Lessee is not in Breach under the terms of the Lease, the Base Rent payable for the Expansion Premises as scheduled above shall be fully abated for the second (2nd), third (3rd) and fourth (4th) full calendar months of the Expansion Premises Term, for a total of three (3) months. Lessee shall continue to pay Lessee’s Share of Common Area Operating Expenses for the Expansion Premises during such abatement period. The abatements set forth in this section shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of the Original Lease.

(e)    Lessee’s Share for Expansion Premises. With respect to additional rent payable for the Expansion Premises, on and after the EPCD, Lessee’s Share of Common Area Operating Expenses for the Expansion Premises shall be thirteen and 08/100 percent (13.08%).

(f)    Parking. Notwithstanding any other provision of the Existing Lease to the contrary, on and after the EPCD, with respect to the Expansion Premises, Lessee shall have the right to use, on an unreserved basis, an additional fourteen (14) parking spaces, for a total of fifty four (54) unreserved parking spaces for the entire Premises.

(g)    Insurance. Lessee’s insurance required under Paragraph 8 of the Original Lease (“Lessee’s Insurance”) shall include the Expansion Premises. Lessee shall provide Lessor with a certificate of insurance, in form and substance satisfactory to Lessor and otherwise in compliance with Paragraph 8 of the Lease, evidencing that Lessee’s Insurance covers the Existing Premises and the Expansion Premises, upon delivery of this Amendment, executed by Lessee, to Lessor, and thereafter as necessary to assure that Lessor always has current certificates evidencing Lessee’s Insurance.

6.    Allowance. Lessor shall provide an allowance not to exceed Three Hundred Sixty Thousand Four Hundred Eighty and no/100 Dollars ($360,480.00) for all third party costs related to the design, permitting and construction of the Initial Lessee Improvements, as described above and other Alterations to the Existing Premises as approved by Lessor (which approval will not be unreasonably withheld, conditioned or delayed) pursuant to the terms of the Lease (the “Allowance”), including, but not limited to, the following costs: (a) payments to Lessee’s contractors for labor, material, equipment, and fixtures; (b) fees paid to Lessee’s designers, architects and other consultants; (c) taxes, fees, charges, and levies by governmental and quasi-governmental agencies for permits or for inspections; (d) utilities incurred in the course of construction (but not to exceed 5% of the Allowance); (e) premiums for builder’s risk insurance; (f) costs incurred for the management and administration of construction; and (g) costs to correct any defect in the existing improvements. Any portion of the Allowance not used by Lessee by February 1, 2020 shall revert to the Lessor. The Allowance shall be paid in progress payments on a monthly basis as the Initial Lessee Improvement Work and other Alterations progresses in an amount not to exceed ninety percent (90%) of the Allowance. The progress payments shall be paid to Lessee on a reimbursement basis within 20 days after Lessee presents draw requests or invoices that detail the work performed and showing that Lessee has incurred design, permitting and/or construction costs in an amount at least equal to the requested progress payment, subject to Lessor’s inspection to confirm that such work has been performed. The remaining balance of the Allowance shall be payable to Lessee after Substantial Completion of all work, conditioned upon receipt of the following:

(i)    Lessor’s inspection and approval of the Initial Lessee Improvements and other Alterations, including (if applicable), a written certification from Lessor’s original roofing contractor stating that all roof penetrations have been properly sealed and the roof warranty shall continue in full force and effect;

(ii)    Copies of all paid invoices, including a final summary of all costs for the Initial Lessee Improvements and other Alterations, and a copy of a full set of plans and details for the Initial Lessee Improvements and other Alterations as approved by Lessor;

(iii)    An “unconditional waiver and release upon final payment” covering work completed; and

(iv)    Copies of certificates of occupancy, signed inspection cards, permits and/or clearances required by all governing agencies, and reasonable written proof that all fees relating to the Initial Lessee Improvements and other Alterations have been paid by Lessee.

The Allowance shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of this Lease.

7.    Increase in Security Deposit. Notwithstanding any provision of the Existing Lease to the contrary, upon execution of this Amendment, Lessee shall pay Lessor an amount equal to $17,050.00 to increase the Security Deposit specified in the Original Lease from $9,037.00 to the amount of $26,087.00 for the entire Premises.

8.    Right of First Offer. Lessor grants to Lessee a right of first offer (“First-Offer Right”) with respect to any other space in the Building (“First-Offer Space”), including space subject to any lease existing as of the Execution Date (excepting only those extension options existing as of the Execution Date). Lessee’s First-Offer Right shall be on the terms and conditions set forth in this Section 8.

(a)    Procedure of Lessor’s Offer. Lessor shall provide Lessee with written notice (“First-Offer Notice”) from time to time when Lessor determines that any First-Offer Space will become available for lease to third parties. Lessor shall provide the First-Offer Notice to Lessee within one hundred eighty (180) days before the First-Offer Space will be available for lease. The First-Offer Notice shall:

(1)    Describe the First-Offer Space that will become available for lease

(“Specific First-Offer Space”); and

(2)    State all the material terms under which Lessor intends to offer such space to other prospective lessees, including the rental rate, free or abated rent, and any tenant improvement allowance.

(b)    Procedure for Lessee’s Acceptance. If Lessee wishes to exercise Lessee’s First-Offer Right with respect to the Specific First-Offer Space, Lessee shall, within ten (10) business days after delivery of the First-Offer Notice to Lessee, deliver notice to Lessor of Lessee’s intention to exercise its First-Offer Right with respect to all the Specific First-Offer Space. Lessee must elect to exercise its First-Offer Right, if at all, only with respect to all the space offered by Lessor to Lessee at any particular time, and Lessee may not elect to lease only a portion of that space.

(c)    Effect of Lessee’s Failure to Exercise First-Offer Right. If Lessee does not exercise its First-Offer Right within the response period specified in subsection 8(c), the First-Offer Right shall terminate for the Specific First-Offer Space and Lessor shall be free to lease that space to anyone on any terms at any time during the Lease Term, without any obligation to provide Lessee with a further right to lease that space unless such space shall become available again during the Term.

(d)    Restrictions on First-Offer Right. The First-Offer Right shall be personal to the originally named Lessee and shall be exercisable only by the originally named Lessee (and not any assignee, sublessee, or other transferee of Lessee’s interest in this Lease). The originally named Lessee may exercise the First-Offer Right only if that Lessee occupies the entire Premises as of the date of the First-Offer Notice. Lessee shall not have the right to lease First-Offer Space if Lessee is in Default under this Lease as of the date of the attempted exercise of the First-Offer Right by Lessee or (as Lessor’s option) as of the scheduled date of delivery of the Specific First-Offer Space to Lessee.

(e)    Delivery of First-Offer Space. If Lessee timely and validly exercised the First-Offer Right, Lessor shall deliver the Specific First-Offer Space to Lessee on the date (“Delivery Date”) that such Specific First-Offer Space is available. Lessor shall not be liable to Lessee or otherwise be in default under this Lease if Lessor is unable to deliver the Specific First-Offer Space to Lessee on the projected Delivery Date due to the failure of any other lessee to timely vacate and surrender to Lessor the Specific First-Offer Space or any portion of it. Lessee agrees to use its commercially reasonable efforts to enforce its right to possession of the Specific First-Offer Space against such other lessee, including institution of legal proceedings.

(f)    Terms and Conditions Applicable to First-Offer Space. If Lessee timely and validly exercises the First-Offer Right, then beginning on the Delivery Date and continuing for the balance of the Term (including extensions thereof):

(1)    The Specific First-Offer Space shall be part of the Premises under this Lease (so that the term “Premises” in this Lease shall refer to the space in the Premises immediately before the Delivery Date plus the Specific First-Offer Space); and

(2)    Lessee’s Share of Common Area Operating Expenses shall be

adjusted, in accordance with Paragraph 1.6 of the Original Lease, to reflect the increased rentable area of the Premises.

Lessee’s lease of the Specific First-Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this Section 8. Rent and all other economic terms applicable to the Specific First-Offer Space shall be as set forth in the First-Offer Notice. Lessee’s obligation to pay Rent (including Lessee’s Share of Common Area Operating Expenses) with respect to the Specific First-Offer Space shall begin on the date that is ninety (90) days after the Delivery Date, in order to allow Lessee to make improvements to such Specific First-Offer Space. The Specific First-Offer Space shall be leased to Lessee in its “as-is” condition. Lessor shall not be required to construct any improvements in, or contribute any improvement allowance for, the Specific First-Offer Space.

(g)    Confirmation of Terms. If Lessee timely and validly exercises the First-Offer Right, Lessor and Lessee shall, within fourteen (14) days after Lessor’s delivery of the Specific First-Offer Space to Lessee, confirm in writing the addition of the Specific First-Offer Space to the Premises on the terms and conditions set forth in this Section 8. The written confirmation shall confirm:

(1)    The actual Delivery Date;

(2)    The rentable area of the Premises with the addition of the Specific First-Offer Space;

(3)    The percentage that constitutes Lessee’s Share, as adjusted in accordance with this Section 8 to reflect the increased rentable Area of the Premises;

(4)    The rental commencement date for the Specific First-Offer Space; and

(5)    Any other term that either party requests be confirmed with respect to the Expansion Space.

9.    Brokers. Notwithstanding any other provision of the Existing Lease to the contrary, Lessee represents and warrants to Lessor that Hughes Marino, Inc. (“Lessee’s Broker”) is the sole broker that negotiated and represented Lessee concerning this Amendment. Lessee hereby indemnifies and agrees to protect, defend and hold Lessor harmless from and against any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by the Lessee with any other broker in connection with this Amendment. Notwithstanding any other provision of the Existing Lease to the contrary, Lessor represents and warrants to Lessee that RAF Pacifica Group is the sole broker that negotiated and represented Lessor concerning this Amendment. Lessor hereby indemnifies and agrees to protect, defend and hold Lessee harmless from and against any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by the Lessor with any other broker in connection with this Amendment. Lessor shall pay to Lessee’s Brokers for the brokerage services rendered by Lessee’s Broker in connection with the Amendment the following amounts: an amount equal to four percent (4%) of total Base Rent payable for the first 60 months of the Extended Term and the Expansion Premises Term (net of the

abatements set forth herein), plus two percent (2%) of the total Base Rent payable for the remaining months of the Extended Term and the Expansion Premises Term. Such amounts shall be paid fifty percent (50%) upon full execution of this Amendment and fifty percent (50%) on the Extension Commencement Date. The foregoing obligations of Lessee and Lessor shall survive the expiration or sooner termination of the Lease.

10.    Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

11.    Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease as amended, the parties acknowledge and agree that the provisions of Section 31 of the Lease shall apply.

12.    Effect of Headings; Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

13.    Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

14.    Disclosure Regarding Certified Access Specialist. Pursuant to California Civil Code Section 1938, Lessor hereby notifies Lessee that as of the date of this Amendment, neither the Existing Premises nor the Expansion Premises has undergone inspection by a “Certified Access Specialist” to determine whether the such premises meets all applicable construction-related accessibility standards under California Civil Code Section 55.53.

15.    Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Lessor may request that Lessee provide Lessor evidence of Lessee’s authority.

16.    Counterparts. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The parties contemplate that they may be executing counterparts of this Amendment transmitted electronically and agree and intend that a signature delivered electronically shall bind the party so signing with the same effect as though the signature were an original signature.

[Signatures are on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LESSOR:		LESSEE:

ARKA MIRAMAR II, L.P., a California limited partnership		ONE STOP SYSTEMS, INC., a Delaware corporation

By:	SMB I GROUP, L.P.,
	a Delaware limited partnership,	By:	/s/ Steve Cooper
	Its General Partner		Steve Cooper, President and CEO

By:	K ASSOCIATES, a California	By:	/s/ John W. Morrison Jr.
	general partnership, its General Partner		John W. Morrison Jr.
Chief Financial Officer.

By:
, Partner

FORCE FRANKLIN I, L.P., a California limited partnership

By:	Force Franklin I, LLC
a California limited liability company
its General Partner

	By:	ARKA Franklin I, L.P.,
a Delaware limited partnership
its Sole Member and Manager

		By:	APG Partners, LLC
a Nevada limited liability company
Its General Partner

			By:	SMB I Group, LP
A Delaware limited partnership
Its Managing Member

				By:	K Associates, a California
general partnership
its General Partner

By:
Name:
Its:	managing general partner

FORCE 10580, LLC,
a California limited liability company

By:	K Associates, a California general partnership,
Its sole and Managing Member

By:
Name:
	Its:	managing general partner

SR32 SAN DIEGO PORTFOLIO, LLC,
a California limited liability company

By:
Adam S. Robinson, Manager

PACIFICA REAL ESTATE V, LLC,
a California limited liability company

By:
Adam S. Robinson, Manager

PACIFICA ENCINITAS BEACH, LLC,
a California limited liability company

By:
Adam S. Robinson, Manager

EXHIBIT A

2235 Enterprise Street, Escondido, CA

EXHIBIT B

EXPANSION PREMISES

COMMENCEMENT DATE

MEMORANDUM

PACIFICA ENCINITAS BEACH, LLC, a California limited liability company, PACIFICA REAL ESTATE V, LLC, a California limited company, SR32 SAN DIEGO PORTFOLIO, LLC, a California limited liability company, FORCE FRANKLIN I. L.P., a California limited partnership, FORCE 10580, LLC, a California limited liability company, and ARKA MIRAMAR II, L.P., a California limited partnership (collectively, “Lessor”), and ONE STOP SYSTEMS, INC., a Delaware corporation (“Lessee”), have entered into a certain Seventh Amendment to Lease, dated as of July    , 2018 (the “Amendment”). The Exisiting Lease, as amended by the Amendment, may be referred to as the “Lease”.

WHEREAS, Lessor and Lessee wish to confirm and memorialize the Expansion Premises Commencement Date as provided in the Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Amendment, Lessor and Lessee agree as follows:

1.    Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Amendment and the Lease.

2.    The EPCD, as defined in the Amendment, is                     .

3.    Tenant confirms the following:

a.	that it has accepted possession of Expansion Premises pursuant to the terms of the Amendment; and

b.	that the Lease is in full force and effect.

4.    Base Rent Schedule for Expansion Premises. The Base Rent for the Expansion Premises is payable according to the following schedule:

Period from/to	Monthly Base Rent
– August 31, 2019	$5,814.95
September 1, 2019 – August 31, 2020	$5,989.40
September 1, 2020 – August 31, 2021	$6,169.08
September 1, 2021 – August 31, 2022	$6,354.15
September 1, 2022 – August 31, 2023	$6,544.78
September 1, 2023 – August 31, 2024	$6,741.12

5.    Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

LESSOR:		LESSEE:

ARKA MIRAMAR II, L.P., a California limited partnership		ONE STOP SYSTEMS, INC., a Delaware corporation

By:	SMB I GROUP, L.P.,
	a Delaware limited partnership,	By:	/s/ Steve Cooper
	Its General Partner		Steve Cooper, President and CEO

By:	K ASSOCIATES, a California	By:	/s/ John W. Morrison Jr.
	general partnership, its General Partner		John W. Morrison Jr.
Chief Financial Officer

By:
, Partner

SR32 SAN DIEGO PORTFOLIO, LLC,
a California limited liability company

By:
Adam S. Robinson, Manager

PACIFICA REAL ESTATE V, LLC,
a California limited liability company

By:
Adam S. Robinson, Manager

PACIFICA ENCINITAS BEACH, LLC,
a California limited liability company

By:
Adam S. Robinson, Manager

FORCE FRANKLIN I, L.P., a California limited partnership

By:	Force Franklin I, LLC
a California limited liability company
its General Partner

By:	ARKA Franklin I, L.P.,
a Delaware limited partnership
its Sole Member and Manager

By:	APG Partners, LLC
a Nevada limited liability company
Its General Partner

By:	SMB I Group, LP
A Delaware limited partnership
Its Managing Member

By:	K Associates, a California
general partnership
its General Partner

By:
Name:
Its:	managing general partner

FORCE 10580, LLC,
a California limited liability company

By:	K Associates, a California general partnership,
Its sole and Managing Member

By:
Name:
Its:	managing general partner